Tidal Trust I 485BPOS

Exhibit 99.(g)(i)(8)

EIGHTH AMENDMENT TO THE

AMENDED AND RESTATED

CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature page (the “Effective Date”), to the Amended and Restated Custody Agreement, dated as of July 11, 2025, as amended (the “Agreement”), is entered into by and between TIDAL TRUST I (formerly, TIDAL ETF TRUST), a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following ETF series:

●	FINQ CORE U.S. Large Cap AI-Managed Equity ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by the Trust and the Custodian, and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST I		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/Elizabeth Scalf

Name:	Eric Falkeis	Name:	Elizabeth Scalf

Title:	President & Principal Executive Officer	Title:	Senior Vice President

Date:	10/26/2026	Date:	10/26/2026

EXHIBIT A

to the Custody Agreement

Separate Series of Tidal Trust I

Name of ETF Series

Academy Veteran Bond ETF

Adasina Social Justice All Cap Global ETF1

American Customer Satisfaction ETF

ATAC Credit Rotation ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

Dana Concentrated Dividend ETF

Dana Limited Volatility ETF

Dana Unconstrained Equity ETF

Digital Asset Debt Strategy ETF

FINQ CORE U.S. Large Cap AI-Managed Equity ETF

FINQ Dollar Neutral U.S. Large Cap Managed Equity ETF

FINQ First U.S. Large Cap AI-Managed Equity ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

Gotham 1000 Value ETF

Gotham Enhanced 500 ETF

Gotham Short Strategies ETF

Intelligent Real Estate ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

Residential REIT ETF

RPAR Risk Parity ETF

SMART Earnings Growth 30 ETF

SMART Mid Cap ETF

SMART Small Cap ETF

SMART Trend 25 ETF

SoFi Agentic AI ETF

SoFi AI Power Grid ETF

SoFi Blockchain Infrastructure ETF

SoFi Emerging Markets Efficient Growth ETF

SoFi Enhanced Yield ETF

SoFi International Efficient Growth ETF

SoFi Risk-Off Equity ETF

SoFi Risk-On Equity ETF

SoFi Robotaxi and Autonomous Vehicles ETF

SoFi Select 500 ETF

SoFi Social 50 ETF

SoFi Social 50 Income ETF

1 Separate fees are noted for this ETF Series on Exhibit B.

SonicShares™ Global Shipping ETF

Sound Enhanced Equity Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Dividend Income ETF

Sound Fixed Income ETF

Sound Total Return ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Subversive Congressional Democrats Trading ETF

Subversive Congressional Republicans Trading ETF

Subversive Growth 100 Redacted ETF

Subversive S&P 500 Redacted ETF

The Free Markets ETF

Unlimited Dynamic Leverage Bitcoin ETF

Unlimited Dynamic Leverage Gold ETF

Unlimited Dynamic Leverage Oil ETF

Unlimited Dynamic Leverage U.S. Stocks ETF

Unlimited Dynamic Leverage U.S. Treasuries ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFEV Event Driven ETF

Unlimited HFFI Fixed Income ETF

Unlimited HFGM Global Macro ETF

Unlimited HFMF Managed Futures ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited Ultra HFND Multi-Strategy ETF

UPAR Ultra Risk Parity ETF

ZEGA Buy and Hedge ETF

Name of Mutual Fund Series

ATAC Rotation Fund

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